UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2019
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, the Board of Directors (the “Board”) of Tupperware Brands Corporation (the “Company” or “Registrant”) appointed Christopher D. O’Leary, 59, a current independent director of the Board, as Interim Chief Executive Officer of the Company effective November 12, 2019 and Susan M. Cameron, 60, a current independent director of the Board who was serving as the Company’s Lead Director, as Chairman of the Board effective November 12, 2019. Mr. O’Leary and Ms. Cameron were appointed to succeed Patricia (Tricia) A. Stitzel, 54, who has stepped down as Chairman & Chief Executive Officer of the Company, and as a director of the Company, effective as of November 11, 2019, by mutual agreement between Ms. Stitzel and the Board.

Christopher O’Leary

Mr. O’Leary has served as an independent director of the Company’s Board since January 2019. He has extensive executive experience with public companies with highly-respected global brands, and brings more than 37 years of consumer products industry experience. Mr. O’Leary is the former Executive Vice President and Chief Operating Officer, International, for General Mills, Inc. He previously spent 16 years at PepsiCo, Inc., where he held numerous roles, culminating in serving as Chief Executive Officer and President of Hostess, Frito-Lay, Inc. Mr. O'Leary currently serves as a partner at Twin Ridge Capital Management, a private investment firm; he will devote his primary business time and attention to the Company during the anticipated interim period of service, and will perform his services to the Company in a manner consistent with his professional obligations to Twin Ridge Capital Management and his other boards. He previously served on the board of Newell Rubbermaid Inc., now Newell Brands Inc., a leading global consumer goods company with a strong portfolio of well-known brands, and currently serves as a Non-Executive Director of Telephone and Data Systems, Inc. and CARE, Inc. (a global nonprofit organization).

In connection with his election, Mr. O’Leary entered into an Interim CEO Agreement, pursuant to which he will receive an annual base salary of $1,000,000, an annual target bonus opportunity of $1,150,000, and a “sign-on” restricted stock unit award with a grant date value of $1,000,000 that will cliff vest on the one year anniversary of the grant date, or upon an earlier qualifying termination of employment.

The foregoing summary of the Interim CEO Agreement is qualified in its entirety by reference to the text of the Interim CEO Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Susan Cameron

Ms. Cameron previously served as Chairman and Chief Executive Officer of Reynolds American Inc., a publicly-traded tobacco company, where she served as its Non-Executive Chairman from May 2017 to July 2017, its Executive Chairman from January 2017 to May 2017, and its President and Chief Executive Officer and member of the board of directors from 2014 to December 2016 and 2004 to 2011.

Tricia Stitzel

In connection with her departure, Ms. Stitzel entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”), pursuant to which she will be entitled to the following benefits:

(i) severance of $1,983,279, payable in installments over twenty-eight months;

(ii) a car allowance of $30,000, payable in installments over twenty-four months;

(iii) the opportunity to earn a 2019 annual bonus based on actual performance;

(iv) executive transition services for a period of twelve months;

(v) payment of COBRA premiums for up to eighteen months; and

(vi) reimbursement for up to $5,500 of financial planning services for the tax year 2019.

The Separation Agreement contains provisions concerning non-competition, confidentiality and covenants not to solicit or disparage, and to cooperate with the Company.

In addition, in light of Ms. Stitzel’s long-term service to the Company and the fact that she would become retirement eligible for purposes of the accelerated vesting of outstanding equity awards with an additional six months of service, the Compensation and Management Development Committee of the Board approved early retirement treatment of Ms. Stitzel’s outstanding equity awards.

Ms. Stitzel also entered into a Consulting Agreement to support the leadership transition through December 31, 2019, pursuant to which she will receive a consulting fee of $125,000 payable in lump-sum at the end of the consulting period.

The foregoing summaries of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the texts of the Separation Agreement and the Consulting Agreement, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. [Note that Exhibits A and B of the Separation Agreement are not included, as not material.]

A copy of the Company’s press release announcing the foregoing events is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Interim CEO Agreement, dated November 12, 2019

Exhibit 10.2	Separation Agreement and Release of All Claims, dated November 11, 2019

Exhibit 10.3	Consulting Agreement, dated November 11, 2019

Exhibit 99.1	Press Release of Tupperware Brands Corporation dated November 12, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: November 14, 2019	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary